UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

MODERN INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in governing instruments)

Nevada	80-0836716
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3282 West 34th Avenue
Vancouver,
 British Columbia
 Canada V6N 2K4
(604) 537-7721
 (Aaddress including zip code, and telephone number
including area code of Registrant’s Principal Office)

Eastbiz, Inc.
5348 Vegas Dr.
Las Vegas, Nevada 89108
(702) 871-8698
 (Name, address including zip code, and telephone number
including area code of agent for service)

COPIES TO:
Shao Long “Patrick” Li President and Chief Executive Officer 3282 West 34th Avenue Vancouver, British Columbia Canada V6N 2K4 (604) 537-7721	Rendina Law Firm, P.S 1313 East Maple Street Suite 206 - 525 Bellingham, Washington 98225 (360) 715-2913 Attention: Charles Rendina, Esq.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐
Accelerated filer	☐	Smaller reporting company	☒
__________________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock	2,000,000 Shares	$0.30	$600,000	$68.76

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act based upon $114.60 per $1,000,000 aggregate offering price.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

1.	PRELIMINARY PROSPECTUS (Subject to Completion)

MODERN INTERNATIONAL VENTURES, INC.
2,000,000 SHARES OF CLASS A COMMON STOCK
Total cash proceeds if all shares are sold: $600,000

Modern International Ventures, Inc. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Modern International Ventures, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is the initial offering of the Class A common stock of Modern International Ventures, Inc. No public market currently exists for the securities being offered.  We are offering for sale a total of 2,000,000 shares of Class A common stock at a fixed price of $.30 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Shao Long Li, (hereinafter referred to as “Patrick Li”) will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Li will sell the shares and intends to offer them to friends, family members, business associates and contacts.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  The sales price to the public is fixed at $.30 per share and will only be offered at a price of $.30 per share. We intend to contact an authorized Over the Counter Bulletin Board (“OTCBB”) market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement; however, there is no guarantee our common stock will be accepted for quotation on the OTCBB.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Class A Common Stock	$0.30	Not Applicable	$600,000
Total	$0.30	Not Applicable	$600,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Class A common stock to be eligible for trading on the OTCBB.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” STRARTING ON PAGE 2  BEFORE BUYING ANY SHARES OF MODERN INTERNATIONAL VENTURES, INC. CLASS A COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THS PROSPECTUS OR OF ANY SALE OF OUR CLASS A COMMON STOCK.

Contents

1	PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION)	2

2	PROSPECTUS SUMMARY	7

3	THE OFFERING	9

4	SUMMARY FINANCIAL INFORMATION	9

5	RISK FACTORS	10

6	RISKS ASSOCIATED WITH OUR BUSINESS	10

7	RISKS ASSOCIATED WITH THIS OFFERING	15

8	ABOUT THIS PROSPECTUS	17

9	AVAILABLE INFORMATION	17

10	SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	18

11	DETERMINATION OF OFFERING PRICE	18

12	DILUTION	18

13	SELLING SECURITY HOLDERS	20

14	PLAN OF DISTRIBUTION	20

15	USE OF PROCEEDS	21

16	GENERAL INFORMATION AS TO REGISTRANT	22

17	POLICY WITH RESPECT TO CERTAIN ACTIVITIES	22

18	INVESTMENT POLICIES OF REGISTRANT	23

	REAL ESTATE

19	DESCRIPTION OF REAL ESTATE	25

20	OPERATING DATA	25

21	TAX TREATMENT	25

22	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCK HOLDER MATTERS	26

23	DESCRIPTION OF OUR SECURITIES	26

	(a) GENERAL	26
	(b) COMMON STOCK	26
	(i) Class “A” Common Stock	27
	(ii) Class “B” Common Stock	27
	(c) BLANK CHECK PREFERRED STOCK	28

24	ANTI-TAKEOVER LAW	29

25	DIVIDEND POLICY	29

26	LEGAL PROCEEDINGS	29

27	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

28	DIRECTORS AND EXECUTIVE OFFICERS	30

29	EXECUTIVE COMPENSATION	31

30	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	32

31	SELECTION, MANAGEMENT AND CUSTODY OF REGISTRANT’S INVESTMENTS	32

	(a) POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS	32

32	LIMITATION OF LIABILITY	33

33	OPERATING DATA	33

34	FINACIAL INFORMATION	33

	(a) OFF-BALANCE SHEET ARRANGEMENTS	33
	(b) LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL	33
	(c) LIQUIDITY AND CAPITAL RESOURCES	34
	(d) INITIAL FUNDING	35

35	SIGNIFICANT ACCOUNTING POLICIES	35

	(a) BASIS OF PRESENTATION	35
	(b) USE OF ESTIMATES	35
	(c) DEPRECIATION, AMORTIZATION AND CAPITALIZATION	35
	(d) FAIR VALUE OF FINANCIAL INSTRUMENTS	35
	(e) PER SHARE INFORMATION	35

36	DESCRIPTION OF BUSINESS	36

	(a) ORGANIZATION WITHIN THE LAST FIVE YEARS	36
	(b) Option Agreement	36
	(c) IN GENERAL	36

37	MARKET	37

	(a) Market Conditions	37
	(b) COMPETITION	38

38	DEVELOPMENT EXPENDITURES	38

	(a) BANKRUPTCY OR SIMILAR PROCEEDINGS	38
	(b) REORGANIZATIONS, PURCHASE OR SALE OF ASSETS	38

39	COMPLIANCE WITH GOVERNMENT REGULATION	39

40	PATENTS AND TRADEMARKS	39

41	NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES	39

42	FACILITIES	39

43	TERM OF OFFICE	39

44	DIRECTOR INDEPENDENCE	39

45	SIGNIFICANT EMPLOYEES	40

46	LEGAL MATTERS	40

47	INTERESTS OF NAMED EXPERTS AND COUNSEL	40

48	EXPERTS	40

49	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2.	PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” “MODERN INTERNATIONAL VENTURES, INC.,” “THE COMPANY” AND “THE ISSUER” REFERS TO MODERN INTERNATIONAL VENTURES, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR CLASS A COMMON STOCK.

MODERN INTERNATIONAL VENTURES, INC.

We are a development stage company which engaged in the business of developing and owning real property and real estate related assets which we categorize into operating segments (i) the purchase of raw land or partially developed land which we will develop into residential, mixed residential/commercial or commercial space for sale or rent; (ii) the ownership of investment properties, which includes properties and joint ventures which we will consolidate or account for on equity basis which we refer to as operating properties; (iii) the origination and acquisition of senior and mezzanine loans and debt securities secured directly or indirectly by commercial and multifamily real property which we refer to as loan assets.

Our temporary executive offices are located at
5348 Vegas Dr., Las Vegas, Nevada 89108

(702) 871-8698

Modern International Ventures, Inc. was incorporated in Nevada on April 6, 2010. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have no revenues or operating history.

From inception until the date of this filing, we have had no operating activities.  Our financial statements from inception report no revenues and a net loss of $61,033.  Our independent registered public accountant has issued an audit opinion for Modern International Ventures, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

On June 30, 2011 we entered into an option agreement with Prosper Enterprises Ltd. (“Prosper”) A British Columbia Corporation.

Pursuant to this agreement we exchanged 12,500,000 shares of our Class B Common Stock for an option to take up to a 40% interest in a real estate development in Richmond British Columbia located at 7411 Moffatt Road, Richmond British Columbia Canada, more particularly known and described as:

Lot N ½ 18, Suburban Block 1, Except Plan 62052, Plan 8037, Block 4N,
Land District 36, Section 17, Range 6W.

(the “”Moffatt Road Project)

Prosper is an established real estate development company in British Columbia, Canada.

The Option agreement was a non-arms length transaction. All of the shares of Prosper are controlled by Patrick Li or members of his immediate family.  Patrick Li is the sole officer and director of Prosper.

The result of the transaction is that our Company can purchase up to a 40% interest in the Moffatt Road Project over the next 2 years from Prosper. We also acquired a right of first refusal to participate up to 40% in any other Prosper projects.  Prosper now owns a majority interest in our Company.

The special voting rights that attach to our Class B Common Shares (10 votes per share) ensures that voting control of the Company will remain with the current management.  New investors should be aware that this could work against their interests. (See Risk Factors.)

Prosper brings 11 years of successful property development experience to our company. Patrick Li and members of his family have developed residential commercial and hospitality projects in Canada and the People’s Republic of China.

Modern International Ventures, Inc. anticipates that it will derive its income from two main sources: income from companies and businesses interested in leasing space in its planned facilities, and the sale of residential and commercial premises that it has developed.   We may also loan money secured by real estate and earn fees and expenses. Our business objective is to maximize long-term shareholder value through the acquisition of assets which we believe can generate an overall risk adjusted superior return based on current market conditions through a combination of appreciation as well as recurring or potentially recurring cash flow.

As a result of our emphasis on total return, while we seek to achieve a stable, predictable growth in the value of our holdings, we do not intend to select or manage our investments for short-term growth, but rather towards achieving overall superior total return.  We believe this approach will ultimately result in long term increased share value. We do not anticipate earning revenues until such time as we enter into commercial operation. We expect to concentrate our investment activity firstly in British Columbia, Canada, where our management has experience, then in metropolitan areas in the United States, as we believe that as the economy and real estate values recover, these locations will experience recovery first and most significantly increase in market value.

Similarly, we expect to currently concentrate our investment activities in assets that we believe are higher quality office, retail and multi-family properties, along with high-end hospitality assets, as we expect these, too, will be the first to recover.  We also will pursue those investments in which there is a significant component of raw land, specialty real estate and condominiums; since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

In June of 2011 Prosper acquired the land for the Moffatt Road Project a 12,481 sq. foot parcel of land in Richmond, British Columbia for a price of $1,819,000 CDN. Plans have been made to develop this land into 12 townhomes for sale in 2012.  Other projects in British Columbia are being planned.

In order to contribute to the completion of the townhome project we intend to raise money on the public market. To the extent we contribute a minimum of $180, 000 to the cost of developing the Moffatt Road Project will be able to a share in the profits if any.

3.	THE OFFERING

The Issuer:	Modern International Ventures, Inc.

Securities Being Offered:	2,000,000 shares of Class A Common stock
Price Per Share:	$0.30
Duration of the Offering:	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.
Net Proceeds	$600,000
Securities Issued and Outstanding:	There are 13,500,000 shares of Class B common stock issued and outstanding as of the date of this prospectus.
Registration Costs	We estimate our total offering registration costs to be approximately $70,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

4.	SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 5, 2010 (Inception) to March 31, 2012.

Financial Summary	March 31, 2012 $
Cash and Deposits	-
Total Assets	-
Total Liabilities	60,033
Total Stockholder’s Equity (Deficit)	(61,033)

Statement of Operations	Accumulated From April 5, 2010 (Inception) to March 31, 2012 $
Total Expenses	$61,033
Net Loss for the Period	$61,033
Net Loss per Share	(0.00)

5.	RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our Class A common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our Class A common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

6.	RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on April 6, 2010 and to date have been involved primarily in organizational activities.  We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team,  nor have we assembled any real property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, additional costs and expenses that may exceed current estimates.  Prior to completion of our first project we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of acquiring real property.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of March 31, 2012, we had cash in the amount of $0 and losses of $61,033 since inception.  We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $61,033 for the period from our inception on April 6, 2010 to March 31, 2012, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real property. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. MaloneBailey LLP, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Modern International Ventures, Inc. is suitable.

We require minimum funding of approximately $600,000 to conduct our proposed operations for a minimum period of one year. Expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Patrick Li, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and organizational expenses; however, he has no legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

Our first project will be to assist our majority Shareholder Prosper to develop land it owns in Richmond British Columbia. This land was acquired by Prosper in a non-arms length transaction in June 2011. The most recent appraisal January 2011 indicates the land is valued between $2,910,000 and $5,890,000 CDN The estimated value of the completed project is $7,750,000 CDN.  Development plans are in place to build twelve high end town homes commencing in 2012.

To date all of the acquisition costs of the land and the development have been paid by Prosper. A portion of the Funds raised by this offering and subsequent financings will be used to make cash contributions to the Project. Our participation in the payment of project costs will entitle us to a proportionate share of project profits.

We anticipate expending considerable time overseeing all phases of the Mofatt Road Project and searching for other real property that meets our investment model. We intend to utilize real estate agents and appraisers to assist with the process. The projected amount is an estimate, and actual costs may be greater or less than the amount budgeted. We may not be able to locate suitable real property during the time frame allotted or the cost of locating the property could exceed our projected budget. In either case we may fail to fulfill our business plan and be forced to raise more money. If we cannot raise more money we may not be able to continue operations. This could result in either investors losing their investment or suffering dilution as a result of new shareholders.

We intend to conduct a feasibility study before we commit to developing any real property. This will include costs of acquisition and construction, regulatory compliance, time to market and income and profit projections. It will be necessary to hire consultants to prepare these assessments.  We may not find any projects that meet our feasibility standards.  In which case we could reach a point where we must either raise more money or modify our business plan or cease operations. This could result in a total loss or in dilution to investors.

The actual cost of feasibility assessments could exceed our financial resources.  In which case we could reach a point where we must either raise more money or modify our business plan or cease operations. This could result in a total loss or in dilution to investors.

The funds raised by the offering will be insufficient to purchase real property. We anticipate conducting further financings to fund acquisition and development costs. If we are successful in selling 3/4 of the shares in this offering, if possible, we intend to use the amounts over and above our organizational and administrative costs to exercise our option on the Moffatt Road Project.

The purpose of the securing options on the property is to allow us time to raise money through the sale of stock or acquiring debt financing or a combination of both. While we believe we will be able to obtain such financing we may be mistaken. If we cannot option the real property of our choice or obtain financing we need we will be forced to either amend our business plan or cease operations. Investors could lose their entire investment or suffer dilution of their ownership of the company.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required to be an equal contributor in the Moffatt Road Project. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to fund development by way of additional private debt or equity financings, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

DUE TO THE UNIQUE DIFFICULTIES AND UNCERTAINTIES RELATED TO NEW VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the plan that we intend to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the selection, acquisition and development of real property, as well as the acquisition of the services of personnel with the unique skills required, and additional costs and expenses that may exceed current estimates.  Our plans for the selection and acquisition of these properties and skills still requires further research and, therefore, any program described or planned would be developmental in nature. There is no certainty that any expenditures made in the development of the plan, or any related operations, will result in the generation of any commercially viable projects or commercial revenue.  Many development projects do not result in commercially viable projects.  Problems such as unusual or unexpected design and construction problems and delays are common and often result in unsuccessful development efforts.  If the result of our current plan does not generate viable commercial solutions, we may decide to abandon our development program. Our ability to continue development will be dependent upon our possessing adequate capital resources when needed.  If no funding is available, we may be forced to abandon our operations.

WE HAVE NOT ACQUIRED OR DEVELOPED ANY REAL PROPERTY AND IF WE CANNOT ACQUIRE OR DEVELOP ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have not yet acquired any real property. If we do not acquire any real property we cannot complete our business plan. If we do not have the money to continue development or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment.

WE HAVE NO CASH TO INVEST.

As of March 31, 2012, we had no cash on hand. We are dependent on our founder Patrick Li to advance funds for operations. Unless we are successful in raising cash from investment or from debt financing we will be unable to begin our business plan.

IF WE ARE SUCCESSFUL IN RAISING CASH WE MAY NOT BE ABLE TO INVEST OUR CASH IN SUITABLE INVESTMENTS.

Our ability to increase entity value is dependent upon our ability to grow our asset base by investing funds, as well as additional funds, which we may raise or borrow, in real estate related assets that will ultimately generate favorable returns.

WE ARE SUBJECT TO SIGNIFICANT COMPETITION AND WE MAY NOT COMPETE SUCCESSFULLY.

We have significant competition with respect to our acquisition of operating properties and our acquisition and origination of loan assets with many other companies, including REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, some of which may have a lower cost of funds and access to funding sources that are not available to us.  In addition, most of our competitors have greater resources than we do and for this and other reasons, we may not be able to compete successfully for particular investments.

INVESTING THROUGH VENTURES PRESENTS ADDITIONAL RISKS.

If possible we intend to invest along with venture partners. Our investments in ventures if made will present additional risks, such as our having objectives that differ from those of our partners or in the investments we make, becoming involved in disputes concerning operations, or possibly competing with those persons for investments unrelated to our venture.  In addition, where we do not control the venture, we rely on the internal controls and financial reporting controls of our partners and, as such, their failure to comply with applicable standards may adversely affect us.

INVESTING IN PRIVATE COMPANIES INVOLVES SPECIFIC RISKS.

We may acquire ownership interests in private companies not subject to the reporting requirements of the SEC.  Investments in private businesses involve a higher degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative.  There is generally no publicly available information about these private companies, and we will rely significantly on the due diligence of our Management to obtain information in connection with our investment decisions.

REAL ESTATE INVESTMENTS ARE RELATIVELY ILLIQUID, AND WE MAY NOT BE ABLE TO ADJUST OUR PORTFOLIO IN RESPONSE TO CHANGES IN ECONOMIC AND OTHER CONDITIONS, WHICH MAY RESULT IN LOSSES TO US.

Real Estate investments are relatively illiquid and, therefore, our ability to sell or purchase assets in response to a change in economic or other conditions may be limited.  While we believe the decline in the real estate market in the United States has created opportunities, it has limited the ability to sell real estate investments. These considerations could make it difficult for us to dispose of assets, even if a disposition were in the best interest of our shareholders.  As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited, which may result in losses and lost opportunities. While the real estate market in British Columbia remains strong, it has high prices and a complex regulatory regime. We are relying on the experience of Prosper Enterprises Ltd. to guide us in our Canadian Ventures.

WE INTEND TO LEVERAGE OUR PORTFOLIO, WHICH MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We may seek to leverage our portfolio through borrowings.  Our return on investments and cash available for distribution to shareholders may be reduced to the extent that changes in market conditions make new borrowings or refinancing of existing debt difficult or even impossible or cause the cost of our financings to increase relative to the income that can be derived from the assets.  Our debt service payments will reduce the cash available for distributions to shareholders.  We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations.  A decrease in the value of the assets may lead to a requirement that we repay certain existing or future credit facilities.  We may not have the funds available, or the ability to obtain replacement financing, to satisfy such repayments.

WE MAY CHANGE OUR INVESTMENT AND OPERATIONAL POLICIES.

We may change our investment and operating strategy either voluntarily or as result of changing economic conditions, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time which could result in our making investments that are different from, and possibly riskier than, our current investment plan.  A change in our investment strategy could increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our financial condition, results of operations, share price and our ability to make distributions.

AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program.  The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken.  If regulatory costs exceed our cash reserves we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF REAL ESTATE DEVELOPMENT OR CONSTRUCTION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Patrick Li.  Mr. Li has worked as a real estate developer in Canada.  Although his prior business experiences have included similar development management capacities in Canada, he has no direct training or experience in real property development the United States. Accordingly, our management may not be fully aware of the specific requirements related to working within this industry in the USA. Our management’s decisions and choices may not take into account standard or managerial approaches real estate development property companies commonly use in those jurisdictions.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

WE MUST MANAGE OUR INVESTMENTS IN A MANNER THAT ALLOWS US TO RELY ON AN EXEMPTION FROM REGISTRATION UNDER THE INVESTMENT COMPANY ACT IN ORDER TO AVOID THE CONSEQUENCES OF REGULATION UNDER THAT ACT.

We intend to operate our business so that we are exempt from registration as an investment company under the Investment Company Act of 1940, as amended. Therefore, the assets that we may invest in, or acquire, are limited by the provisions, the rules and regulations of the Investment Company Act. If we are required to make investments in order to be exempt from registration, such investments may not represent an optimum use of our capital when compared to other available investments.

WE MAY NOT BE ABLE TO OBTAIN CAPITAL TO MAKE INVESTMENTS.

To the extent we are unable to obtain debt or equity financing it will likely have a material adverse affect on our financial condition and results of operations, our stock price and our ability to pay dividends to our shareholders.

FUTURE ISSUANCES AND SALES OF EQUITY OR DEBT INTERESTS MAY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND THE AMOUNT OF DIVIDENDS PAYABLE TO OUR SHAREHOLDERS.

The actual issuance of additional Common or Preferred Shares or the sale of debt securities by us may decrease the market price of our Common Shares.

BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Patrick Li, our President and Chief Executive Officer, currently devotes approximately five hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Li to our company could negatively impact our business development.

In addition to his duties as the President and Chief Executive Officer, and Chairman of the Board of Directors, of Modern International Ventures, Inc., Mr. Li also currently serves as President and Chief Executive Officer, and a Director, of two real-estate companies and 3 mining-related companies based in Vancouver, Canada. Since one of these companies is our majority shareholder Prosper, there is a possibility of an actual or perceived conflict of interest. We also anticipate a growing number of business opportunities due to his involvement with these companies.

7.	RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding the net value of their primary residence or annual income exceeding $600,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten; that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our Class A common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Modern International Ventures, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our Class A common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our Class A common stock quoted on a public trading market, your Class A common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES..

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending an additional $165,000 on professional and administrative fees and expenses including fees payable in connection with the filing of this registration statement. All money raised in excess of the amount needed to maintain our operations will be used to contribute to our first project in Richmond, British Columbia. Total expenditures over the next 12 months are therefore expected to be approximately $665,000 of which is the amount to be raised in this offering plus an amount loaned to us by our founder. If we do not raise sufficient funds to finance our operations, we expect the minimum amount of such expenses to be approximately $70,000, which amount is limited to meeting the filing costs for this registration statement and compliance with SEC filings.

SOME PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR STOCKHOLDERS TO SELL THEIR SHARES AT A FAVORABLE PRICE.

Some of the provisions of our articles of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price.

For example: the holder(s) of our Class B Common Stock have superior voting rights in relation the Class A Common Stock being sold in this offering. The disproportionate voting power to the holders of our Class B Stock gives holders of Class B Common Stock 10 votes for each share as opposed to the one vote per share attached to Class A Common Stock. Currently Patrick Li and Prosper Enterprises Ltd. hold all of the Class B Common Stock. All of the shares of Prosper Enterprises Ltd are owned or controlled by Patrick Li or members of his immediate family. This results in overwhelming voting power remaining with the Li family.  Assuming all of the shares of the offering are sold this arrangement ensures that effective control of the Issuer remains with the founders and current management of the Company.

The stock with superior voting rights, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult, or prevent a merger, tender offer or proxy contest, or any change in control involving the Issuer, as well as the removal of management, even if such events would be beneficial to the interests of the issuer’s shareholders, and might limit the price certain investors are willing to pay in the future for shares of Class A Common Stock. No more Class B Common Stock is authorized by the articles of the Company. If transferred to third parties the Class B Common Stock converts on a one to one basis to Class A Common stock. This ensures that effective voting control of the Company will remain with the Li family. This may diminish the value of Class A Common Stock in the minds of investors.

In addition, specific rights granted to future holders of preferred stock if issued by the Board of Directors could be used to restrict our ability to merge with, or sell assets to a third party. The ability of our board of directors to issue Preferred Stock could make it more difficult, delay, discourage, prevent, or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

8.	ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where, “blue sky statutes” allowing for such offers and sales exist.

9.	AVAILABLE INFORMATION

Upon the effectiveness of this S-11, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SECs Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Modern International Ventures, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the Class A common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

10.	SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

11.	DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

12.	DILUTION

The price of the current offering is fixed at $0.30 per share. This price is significantly different than the price paid by the Company’s existing investors, including Patrick Li, our president and CEO, for common equity since the Company’s inception on April 6, 2010.  Patrick Li, did not pay cash for the 1,000,000 shares of Class B common stock he purchased from the Company, but instead agreed to serve as President and Chief Executive Officer, and Chairman of the Board of Directors, of the Company, for a term of two  years beginning  April 30, 2010. It also differs significantly from the value attributed to the Class B common shares used to purchase the option to participate  in the Moffatt Road Project from Prosper Enterprises Ltd. in June 2011. In that transaction Prosper valued our Class B common shares at par.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per Class A Common share		$0.30
Net tangible book value per share before offering1		$(0.004)
Potential gain to existing shareholders		$$600,000
Net tangible book value per share after offering		$.0387
Increase to present stockholders in net tangible book value per share after offering		$0.391
Capital contributions	$
Number of Class B Common Shares outstanding before this offering		13,500,000
Number of Class A Common Shares outstanding before this offering		0
Number of all Common Shares after offering held by existing stockholders		13,500,000

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.30
Dilution per share	$0.01
Capital contributions	$600,000
Percentage of capital contributions	99.83%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering held by public investors	12.9%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share		$0.30
Dilution per share	$	NA
Capital contributions		$450,000
Percentage of capital contributions		99.78%
Number of shares after offering held by public investors		1,500,000
Percentage of ownership after offering		10.00%
________________________________
1  12,500 value of prosper shares, subtracted from $39,000 owing to our CEO for money advanced to date on the promissory note.

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share		$0.30
Dilution per share	$	NA
Capital contributions		$300,000
Percentage of capital contributions		99.67%
Number of shares after offering held by public investors		1,000,000
Percentage of ownership after offering		7.41%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share		$0.30
Dilution per share	$	NA
Capital contributions		$150,000
Percentage of capital contributions		99.34%
Number of shares after offering held by public investors		500,000
Percentage of ownership after offering		3.57%

13.	SELLING SECURITY HOLDERS

Existing shareholders are not registering any shares for sale under this offering.

14.	PLAN OF DISTRIBUTION

Modern International Ventures, Inc. has 13,500,000 shares of Class B common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 2,000,000 shares of its Class A common stock for sale at the price of $0.30 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Patrick Li will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Li is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Li will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Li is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Li will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Li will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Modern International Ventures will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.30 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the-Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Class A common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.30 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of Class A common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.30 per share.

In order to comply with the applicable securities laws of certain states, the securities will only be offered or sold in states where the Company has complied with a qualification requirement or pursuant to an available exemption from registration.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Modern International Ventures will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

15.	USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25%of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$150,000	$300,000	$450,000	$600,000
OTHER INVESTMENT2	65,000	65,000	65,000	65,000
TOTAL	215,000	365,000	515,000	665,000

EXPENSES(1)
COST OF OFFERING
Legal	60,000	60,000	60,000	60,000
Accounting and auditing	10,000	10,000	10,000	10,000
Filing and printing	1,000	1,000	1,000	1,000
TOTAL	71,000	71,000	71,000	71,000
Capital contribution to Richmond project	66,000	204,000	345,000	495,000
Property search3	15,000	15,000	15,000	15,000
Feasibility assessment4	10,000	10,000	10,000	10,000
Salaries	36,000	48,000	57,000	57,000
Administrative, Office supplies, stationary, telephone	17,000	17,000	17,000	17,000
TOTAL	215,000	365,000	515,000	665,000
______________________________
2 Patrick Li our CEO and founder has agreed to loan the Company up to $65,000 for payment of organizational expenses and this offering. The loan from Mr. Li accrues interest at a rate of 12% per annum and is due on demand.
3 We anticipate expending considerable time searching for real property that meets our investment model. We intend to utilize real estate agents and appraisers to assist with the process. The projected amount is an estimate only actual cost and may be greater or less than the amount budgeted.

SELECTED FINANCIAL DATA

N/A

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our cash balance is $0.00 as of December 31, 2011.  Our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Patrick Li, our Chairman, President and Chief Executive Officer, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Li, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

We have only one debt. Patrick Li has agreed to lend the company up to $65,000 to cover the cost of our organizational expenses and operations. To date he has expended approximately $60,000. The debt is due on demand and carries interest at 12%.

Contractual Obligations		Payments Due
Promissory Note to Patrick Li	Up to $65,000	On Demand

16.	GENERAL INFORMATION AS TO REGISTRANT

Modern International Ventures, Inc. was incorporated in Nevada on April 6, 2010 as a Nevada corporation with perpetual existence.

Modern International Ventures, Inc. has had only one promoter Shao Long “Patrick” Li, our President and CEO.

17.	POLICY WITH RESPECT TO CERTAIN ACTIVITIES

Our board of directors has unfettered discretion to take any make any decision it deems appropriate and in the best interest of the company that is not prohibited by our articles or law or regulation. The board of directors may take the following steps without the necessity of obtaining shareholder approval:
____________________________
4 We intend to conduct a feasibility study before we commit to developing any real property. This will include costs of acquisition and construction, regulatory compliance, time to market and income and profit projections. It will be necessary to hire consultants to prepare these assessments. The projected amount is an estimate only actual costs may be greater or less than the   amount budgeted.

A.	borrow money;
B.	make loans;
C.	invest in the securities of other issuers for the purpose of exercising control;
D.	underwrite the securities of other issuers;
E.	engage in the purchase sale and turn over of investments;
F.	offer securities in exchange for property;
G.	purchase or otherwise acquire company shares or securities; and
H.	issue senior securities

The board intends to file annual and quarterly reports to its security holders by complying with the reporting policies of the Securities and Exchange Commission including providing financial statements certified by independent public accountants and audited annually.

18.	INVESTMENT POLICIES OF REGISTRANT

Real Estate

Our board of directors has unfettered discretion to invest in real estate in any jurisdiction they deem appropriate and in the best interest of the company. We anticipate our initial investment will be in the Province of British Columbia Canada alongside our majority shareholder Prosper.

We expect to concentrate our investment activity firstly in British Columbia Canada where our management has experience. Then in metropolitan areas in the United States as we believe that as the economy and real estate values recover, these locations will experience recovery first and most significantly increase in market value.  Similarly, we expect to currently concentrate our investment activities in assets that we believe are higher quality office, retail and multi-family properties, along with high-end hospitality assets, as we expect these, too, will be the first to recover.  We also will pursue those investments in which there is a significant component of raw land, specialty real estate and condominiums.   Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

Modern International Ventures, Inc. anticipates that it will derive its income from two main sources: income from companies and businesses interested in leasing space in its planned facilities, and the sale of residential and commercial premises that it has developed.  We may also loan money secured by real estate and earn fees and expenses. Our business objective is to maximize long-term shareholder value through the acquisition of assets which we believe can generate an overall risk adjusted superior return based on current market conditions through a combination of appreciation as well as recurring or potentially recurring cash flow.  As a result of our emphasis on total return, while we seek to achieve a stable, predictable growth in the value of our holdings, we do not intend to select or manage our investments for short-term growth, but rather towards achieving overall superior total return.  We believe this approach will ultimately result in long term increased share value. We do not anticipate earning revenues until such time as we enter into commercial operation.

In June of 2011 Prosper acquired an interest in a parcel of land in Richmond, British Columbia for a price of $1,890,000. Plans have been made to develop this land into 12 townhomes for sale in 2012.  Other projects in British Columbia are being planned.

In order to contribute to the completion of the Moffatt Road Project, we intend to raise money on the public market. Money raised above our operating expenses will be invested into joint ventures and syndicated development arrangements.

We have a right of first refusal to participate up to 40% in any future Prosper developments.

We intend to leverage money raised by borrowing against the value of the land. We are not limited in the number of mortgages we can place against an individual piece of property.

We have no limit as to the percentage of our assets that may be invested in any particular property.

We also intend to loan money to others who are developing land. In this case, we will not accept anything other than being the first mortgage holder and not issue more than 70% loan to appraised value.

While not required by policy to lend to borrowers who are insured or make loans that are guaranteed we will consider each loan on a case by case basis and seek guarantees and insurance as recommended by our loan committee. We will in each case require title insurance.

We have no set policy or limits on our mortgage activities.  We are free to originate, acquire, retain or sell mortgages.

Investors should be aware that because of our limited operating history and our unfettered discretion to make lending decisions, it will be difficult for an investor to assess risk. If we make an unwise decision an investor could lose their entire investment.

While we retain discretion to loan against any type of real estate, we intend to focus primarily on mixed commercial and residential developments in metropolitan areas of the United States and Canada. We will also consider making loans on hotel and other hospitality properties.

We may invest all or any portion of our assets in any of the following real estate based entities real estate investment trusts, common stock, partnerships or joint ventures.

Our initial plan is to use money raised in the public market to invest in projects along with our majority shareholder Prosper. Prosper is a developer with a history of aggregating land and building residential property. We intend to participate in a in residential town home development in 2012 and later on consider other mixed residential and commercial projects that may develop.

If we invest in the securities of another real estate entity our decision will be based upon our situation. We will primarily invest in the securities of entities that are participating with us in projects or that add some strategic value to our company.

We reserve the right to invest portions of our funds kept for reserves or not needed immediately in any form of securities our management deems appropriate to receive a return.

We have no policy to restrict our management from investing in any type or class of security it deems appropriate and in the best interest of the Company.

We are a development stage company. We hold no securities of any other company. We have no policies that limit our ability to invest in any security at this time.

19.	DESCRIPTION OF REAL ESTATE

We do not own any real estate at this time. Prosper has acquired a 21,431 square foot parcel of land in Richmond, British Columbia for a price of $1,181,000. Based on the most recent appraisal5 dated January 27, 2011 the land is valued between $2,91 and 5.89 million Canadian dollars. This was a non-arms length transaction between members the Li family and Prosper. Prosper has begun the process of developing the parcel by building 12 townhomes. The same appraisal estimated the completed value of the project to be worth $7.75 million CDN.

Prosper has paid all of the costs associated with the development of the land.  In order to participate in the project we must pay a minimum of $180,000 and can contribute up to 40% of the total project cost. Our share in the profits if any will be a equal to our proportion of the total cost of the project. If we sell sufficient shares in this offering we intend to use any funds that exceed our operating needs to participate in the development.

Prosper shares common management and ownership with our company and none of the dealings will be arms length; there is no guarantee that we will ever contribute to the Moffatt Road Project; or that if we do contribute  the Moffatt Road Project  will be profitable

We own no interest in any mortgages or liens against real property at this time.

We own no interest in any lease in any real property at this time.

20.	OPERATING DATA

We are a development stage company and our operations since inception have been limited to organization, business planning and creating our relationship with Prosper. We own no real estate at this time.

21.	TAX TREATMENT

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we fear we may not initially be able to qualify as a REIT. Therefore, we will initially operate a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.
_________________________
5 Campbell and Pound appraisal dated January 27, 2011.

22.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCK HOLDER MATTERS

The price of the current offering is fixed at $0.30 per share. This price is significantly different than the price paid by the Company’s existing investors for common equity since the Company’s inception on April 6, 2010.  This offering price was determined arbitrarily based upon our need for operating capital and to begin to implement our business plan. It has no relation to the value of the company at this time.

Patrick Li, the Company’s president and CEO, did not pay cash for the 1,000,000 shares of Class B common stock he purchased from the Company, but instead agreed to serve as President, CEO and Chairman of the Board of Directors, for a term of two years beginning April 30, 2010. It also differs significantly from the value per Class B common share paid to Prosper Enterprises Ltd. to acquire the option. In that transaction Prosper valued our shares at par. We have no plans to pay dividends to investors and may never do so.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Class A common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

23.	DESCRIPTION OF OUR SECURITIES

We are offering Class A common stock. Provisions in our Articles of Incorporation provide different rights for our two classes of common stock. The existing shareholders of our corporation own Class B common stock, which entitles them to 10 votes per share. Class A common shares are entitled to one vote per share. Accordingly, our current shareholders have overwhelming control of all stockholder matters. The provisions relating to the rights and obligations of our common and preferred stock are set out below.

(a)	GENERAL

The Corporation has the authority to issue 100,000,000 shares of Capital stock in four classes, designated respectively:

Class “A” Common Stock (the "Class “A” Common Stock"), 60,000,000 shares with a par value of $.001;
Class “B” Common Stock (the "Class “B” Common Stock,") 20,000,000 shares with a par value of $.001 (and together with the Class “A” Common Stock, the "Common Stock"); and
Class “A” Preferred Stock (the " Class “A” Preferred Stock") 10,000,000 shares with a par value of $.001;
Class “B” Preferred Stock (the “Class “B” Preferred Stock”) 10,000,000 shares with a par value of $.001 (and together with the Class “A” Preferred Stock the “Preferred Stock”).

The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the Board of Directors.

A statement of the designations of each Class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

(b)	COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

(i)	Class “A” Common Stock

(1) Dividends.  The holders of the Class “A” Common Stock shall be entitled to receive, share for share with the holders of shares of Class “B” Common Stock, such dividends if, as, and when declared from time to time by the Board of Directors.  In the event that such dividend is paid in the form of shares of Common Stock, holders of Class “A” Common Stock shall receive Class “A” Common Stock and holders of Class “B” Common Stock shall receive Class “B” Common Stock.

(2) Liquidation.  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class “A” Common Stock shall be entitled to receive, share for share with the holders of shares of Class “B” Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3) Voting.  Each holder of Class “A” Common Stock shall be entitled to one vote for each share of Class “A” Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Nevada, the holders of Class “A” Common Stock and the holders of Class “B” Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

(ii)	Class “B” Common Stock

(1) Dividends.  The holders of the Class “B” Common Stock shall be entitled to receive, share for share with the holders of shares of Class “A” Common Stock, such dividends if, as, and when declared from time to time by the Board of Directors.  In the event that such dividend is paid in the form of shares of Common Stock, holders of Class “A” Common Stock shall receive Class “A” Common Stock and holders of Class “B” Common Stock shall receive Class “B” Common Stock.

(2) Liquidation.  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class “B” Common Stock shall be entitled to receive, share for share with the holders of shares of Class “A” Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3) Voting.  Each holder of Class “B” Common Stock shall be entitled to ten votes for each share of Class “B” Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Nevada, the holders of Class “A” Common Stock and the holders of Class “B” Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

(4) Conversion.

(a) Each share of Class “B” Common Stock shall be convertible into one fully paid and nonassessable share of Class “A” Common Stock at the option of the holder thereof at any time.

(b) Each share of Class “B” Common Stock shall automatically be converted into one fully paid and nonassessable share of Class “A” Common Stock upon any sale, pledge, conveyance, hypothecation, assignment or other transfer (a "Transfer") of such share, whether or not for value, by the initial registered holder (the "Initial Holder") thereof, other than any such Transfer by such holder to (i) a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) another person that, at the time of such Transfer, beneficially owns shares of Class “B” Common Stock or a nominee thereof; provided that, notwithstanding the foregoing, (A) any Transfer by the Initial Holder without consideration to (1) any controlled affiliate of such Initial Holder which remains such, (2) a partner, active or retired, of such Initial Holder, (3) the estate of any such Initial Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Initial Holder, (4) a parent corporation or wholly-owned subsidiary of such Initial Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Initial Holder or a wholly-owned subsidiary of such parent, or (5) the spouse of such Initial Holder, in each case, shall not result in such conversion or (B) any bona fide pledge by the Initial Holder to any financial institution in connection with a borrowing shall not result in such conversion; and provided, further, that in the event any Transfer shall not give rise to automatic conversion hereunder, then any subsequent Transfer by the holder (other than any such Transfer by such holder to a nominee of such holder (without any change in beneficial ownership) or the pledgor, as the case may be, shall be subject to automatic conversion upon the terms and conditions set forth herein.

(c) The one-to-one conversion ratio for the conversion of the Class “B” Common Stock into Class “A” Common Stock in accordance with Section 4(a) and 4(b) of this Article IV shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class “A” Common Stock or Class “B” Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class “A” Common Stock, solely for the purpose of effecting the conversion of the shares of Class “B” Common Stock, such number of its shares of Class “A” Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class “B” Common Stock.

(e) If any shares of Class “B” Common Stock shall be converted pursuant to this Section 4, the shares so converted shall be retired and returned to the authorized but unissued shares of Class “B” Common Stock.

C. Other Matters Affecting Shareholders of Class “A” Common Stock and Class “B” Common Stock

In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class “A” Common Stock or Class “B” Common Stock unless the shares of Class “A” Common Stock and Class “B” Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Class “A” Common Stock and Class “B” Common Stock in the form of shares of Class “A” Common Stock or Class “B” Common Stock, respectively.

The Common  Stock of the Corporation, after the amount of the par value has been paid, is not subject to assessment to pay he debts of the  Corporation and no Common Stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

(c)	BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

24.	ANTI-TAKEOVER LAW

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada corporation by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record, nor do we have any stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

25.	DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

26.	LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

27.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2011 by: (i) each person (including any group) known to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Class B* Common Stock	Patrick Li	1,000,000 shares of common stock (direct)	100%
Class B Common Stock	Prosper Enterprises Ltd**	12,500,000 shares of stock (direct)
* Class B Commons stock has 10 votes per share
** Prosper is controlled by Patrick Li and his immediate family

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 31, 2011.  As of December 31, 2011, there were 13,500,000 shares of our Class B common stock issued and outstanding.

28.	DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Patrick Li 3282 West 34th Avenue Vancouver, British Columba Canada V6N 2K4	24	President and Chief Executive Officer, Treasurer and Director

Charles Lee 3311 Bowen Drive, Richmond BC V7C 4C6	23	Secretary

Patrick Li has served as Chairman of the Board, President and Chief Executive Officer, Secretary and Treasurer from April 2010. In January 2011 Charles Lee was elected  to the Board of Directors and appointed secretary. Mr. Patrick Shao Long Li is the President and Chief Executive Officer of Modern International Ventures.  At 24 years of age, Mr. Li has acquired remarkable experience and knowledge in business management and operations.  Mr. Li’s family is well-established in China with over 25 years of commercial real-estate development and other business ventures.  Through family inspiration and influence, Mr. Li started his own company during his brief university career at the University of British Columbia and eventually decided to focus on his career.  With 8 years of experience, Mr. Li serves as director on the boards of  Prosper Enterprises Ltd, Unit 307 - 4940 No. 3 Road, Richmond, BC  V6X 3A5, Canada; Modern International Holding Ltd Unit 307 - 4940 No. 3 Road, Richmond, BC  V6X 3A5, Canada; and Green Mountain Gemstones Inc., Unit 307 – 4940, No. 3 Road, Richmond, BC  V6X 3A5, Canada His current projects include a 12-unit luxury townhouse development in downtown Richmond, British Columbia and a proposed 250-room hotel and commercial development.

Mr Charles Lee is the Secretary of Modern International Ventures.  Charles attended the University of British Columbia from which he graduated in 2011 with an Honours Degree in Science with a minor in Commerce.  Mr Lee has spent 2 years assisting Patrick Li, CEO of Modern International Ventures, in his ventures including a 12-unit townhouse development and mining projects.

29.	EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer and all other executive officers (collectively, the “Named Executive Officers”) from inception in April, 2010 until December 31 2011:

Summary Compensation Table

Name and Principal Position	Patrick Li, President and Chief Executive Officer, and Secretary
Year	April 5, 2010 to December 31 2011
Salary ($)	Nil
Bonus ($)	Nil
Stock Awards ($)	1,000,000 shares of Class B Common Stock at $0.001
Option Awards ($)	Nil
Non-Equity Incentive Plan Compensation ($)	Nil
Nonqualified Deferred Compensation ($)	Nil
All Other Compensation	Nil
Total	$1,000

There are no current employment agreements between the company and its officers.

Pursuant to a Stock Subscription Agreement dated April 30, 2010 Mr. Li agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of two years beginning April 30, 2010, in exchange for 1,000,000 shares of Class B common stock.  The terms of this stock issuance was as fair to the Company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.  Mr. Li currently has no agreement with the Company.

Mr. Li currently devotes approximately five hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

30.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Patrick Li will not be paid for any underwriting services that he performs on our behalf with respect to this offering.  Up to $65,000 in funds loaned by Mr. Li in connection with this offering may be repaid to Mr. Li from the proceeds of the offering.

On April 13, 2010 Modern International Ventures made a Promissory Note, with no term, in the principal amount of $65,000 to Patrick Li, our President and Chief Executive Officer, and Chairman of the Board of Directors, to evidence $65,000 line of credit Mr. Li has agreed to provide the Company.  The $65,000 principal amount underlying the Promissory Note is payable upon demand by Mr. Li accrues interest at the rate of 12% per annum   As of the date of this report, $60,000 had been advanced Mr. Li under the Line of Credit.

Patrick Li and his immediate family control all of the shares of Prosper.

31.	SELECTION, MANAGEMENT AND CUSTODY OF REGISTRANT’S INVESTMENTS

Management of Real Estate

We currently own no real estate. We propose as a first project to participate with our majority shareholder Prosper in the development of their Moffatt Road Project in Richmond, British Columbia. We have as yet not finalized any agreement on how this participation will occur. If we are successful in selling the securities offered in this prospectus, we will have funds which exceed our administrative budget to invest in the project. If we are able to participate we expect to gain a prorate share of the any profits based upon our share of the cost of the development.

Mortgages

We are not yet in a position to finance purchase sell mortgages. We anticipate that if we are successful in our future business ventures and financings, we will develop a more defined mortgage investment policy. We do not intend to participate in mortgages where we hold less than a first charge on any land securing a mortgage.

Advisors

We do not at this time utilize external investment advisory services. We rely upon the expertise our officers to identify appropriate investments. Except for shares paid to our president in 2010, Mr. Li has received no compensation to date.

All of the above services are to be performed by our President and Secretary.

(a)	POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Neither our governing documents nor any of our investment policies limit our directors, officers, security holders or any affiliates from having any direct or indirect pecuniary interest in any investment to be acquired or disposed of by our Company.

Neither our governing documents nor any of our investment policies limit our directors, officers, security holders or any affiliates from engaging for their own account in business activities of the types conducted or to be conducted by our Company.

32.	LIMITATION OF LIABILITY

Our Corporate Charter provides:

A.
that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law as it may allow from time to time.

B.	The Corporation shall indemnify the officers and directors of the corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our directors officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

33.	OPERATING DATA

We are a development stage company and have no operating history except for organizational activities and the acquisition of an interest in Prosper.

34.	FINACIAL INFORMATION

(a)	OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

(b)	LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to contribute to our first project. We will also need to retain, on a consulting basis, agents and appraisers to conduct feasibility studies.  We are seeking funding from this offering to provide for administrative expenses related to operations while arranging for financing for our business plan.

We have no assurance that future financing will materialize.  If that financing is not available to use for our development program, we may be unable to continue.

(c)	LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2011, the Company had $0 cash.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  Patrick L, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred, if no other proceeds are obtained by the Company. However, there is no contract in place securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs of becoming fully publicly reporting.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue in the spring of 2013. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources, such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in real estate markets, uncertainty of regulatory reforms to regulate the banking and financial industries may pose the most significant challenges to Modern International Ventures success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement its business plan and impede the speed of its operations. In addition because, Mr. Li is a resident of British Columbia, the Company will be required to register with the BC Securities Commission and comply with the local public company reporting requirements. This will require more time and additional costs.

Should the Company fail to sell less than all its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its plan of operation.

(d)	INITIAL FUNDING

Our financial statements from inception (April 6, 2010) through March 31, 2012 report no revenues and a net loss of $61,033.

35.	SIGNIFICANT ACCOUNTING POLICIES

(a)	BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

(b)	USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

(c)	DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

(d)	FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

(e)	PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

36.	DESCRIPTION OF BUSINESS

(a)	ORGANIZATION WITHIN THE LAST FIVE YEARS

Modern International Ventures, Inc. was incorporated on April 06, 2010 under the laws of the State of Nevada.  We are engaged in the business of acquiring, developing, and managing real property in Canada, and the United States.  Patrick Li has served as President and Chief Executive Officer, and Secretary of our company from April 6, 2010. In January 2011 Charles Lee was elected as a director and appointed as secretary of the Company.  No person other than Mr. Li has acted as a promoter of Modern International Ventures, Inc. since our inception. Pursuant to a Stock Subscription /Employment Agreement  Mr. Li agreed to act as our President and Chief Executive Officer for a term of two years beginning April 30, 2010, in exchange for 1,000,000 shares of Class B common stock.  In addition, pursuant to a promissory note Patrick Li agreed to lend the Company up to $65,000 to cover its operations and organizational expenses. The promissory note is payable on demand.  There are no other agreements with us pursuant to which Mr. Li is to receive from us or provide to us anything of value.

(b)	Option Agreement

On June 11, 2011, we purchased an option from Prosper Enterprises Ltd. (Prosper) a privately held company in British Columbia, Canada. Pursuant to the option agreement 12,500,000 of our Class B common shares were exchanged for the right to contribute and acquire up to a 40% interest in the Moffatt Road Project .  This was a non-arms length transaction. Our president and CEO is a majority shareholder in Prosper and all of the other shareholders in Prosper are members of his immediate family.

(c)	IN GENERAL

The Company was organized to invest in opportunistic real estate and real estate debt where the collateral is real property; our objective is achieving an above-average return while seeking to mitigate capital risks.  The Company's management has no experience in the United States market and is relying upon experience gained by Patrick Li and Prosper in Canada. We are of the view that current market conditions are conducive to opportunistic acquisitions of land and developed properties. In the United States we intend to focus on “traditional” types of real estate including: residential, low-risk office, retail, industrial, land for development, mixed-use, and apartment buildings. In our view these property types provide for more accurate valuation techniques, have more information on their market, and are easier to sell or rent.

We also intend to pursue real estate development opportunities in British Columbia, Canada.
We intend to focus on town houses, condominiums, mixed commercial /residential and high end hotel types of real estate. Real Estate in certain areas of British Columbia, including the city of Richmond, has enjoyed double digit growth in 2011.

For the 12 months following completion of our financing, we intend to work with our shareholder Prosper to complete a town house development in Richmond British Columbia. We will also search for opportunities in the United States and begin feasibility studies on potential projects for development.

Funds raised in this financing will be used to pay for operations and to make a contribution toward the development of the Richmond town home development.

We believe that the depression in the real estate market in the United States offers buying opportunities for prudent developers in the USA. We also believe that the strong real estate market in the Vancouver area of British Columbia, coupled with the experience and connections of Prosper, will generate the best value for our company.

37.	MARKET

(a)	Market Conditions

The real estate market in the United States has been depressed since 2008. The real estate market in British Columbia Canada has been strong. There are some signs that the market is slowing but it is still growing.

On January 5, 2011, the Real Estate Board of Vancouver stated:

The Greater Vancouver residential housing market entered three distinct phases in 2010. The continued buoyancy from the post recession recovery began the year, followed by a summer lull and, throughout the fall, a sustained period of stability.

The Real Estate Board of Greater Vancouver warns that sales of detached, attached and apartment properties in 2010 reached 30,595, 814.2% decrease from the 35,699 sales recorded in 2009, but a 24.2% in Greece from the 2625 residential sales in 2008. Last year's number of housing sales was 10.3% below the 10 year average for annual multiple listing service sales in the region.

The number of residential properties listed for sale on the MLS in Greater Vancouver increased 9.7% in 2010 two 58,009 compared to the 52,869 properties listed in 2009. Compared to 2008, 2009 totals represented a 7.3% decline compared to the 62,561 residential properties listed in 2008. The number of properties added to the MLS peaked in April and generally declined for the remainder of the year.

According to an article in The Vancouver Sun on January 5, 2012, Metro Vancouver's 2011 housing market cooled considerably after starting the year with a bang, according to a Real Estate Board of Greater Vancouver report.

2011 started with very strong demand, especially in [Vancouver's] west side, Richmond and West Vancouver, but then it peaked in June and closed the year with greater balance between sellers' supply and buyers' demand," Greater Vancouver board president Rosario Setticasi said in an interview.

[Prices] dropped about 1.5 per cent from June to the end of the year. But overall, the benchmark price for all residential properties increased 7.6 per cent for the year."

According to the report, nine municipalities saw double-digit increases in the benchmark price of a single-family detached home over the previous 12 months, with the overall price for all residential properties rising to $621,674 between December 2010 and December 2011.

For single detached homes, Metro Vancouver saw prices increase year-over-year by 11.2 per cent to $887,000, while Vancouver's west side rose 20.7 per cent to $1.99 million, West Vancouver, 15.8 per cent to $1.69 million, Richmond, 11 per cent to $1.1 million, and North Vancouver, 13.3 per cent to $978,000. Metro Vancouver apartments rose in price 3.7 per cent to $401,000.

The Greater Vancouver board's report concluded that:

total sales of all residential properties in 2011 reached 32,390, a 5.9-per-cent increase from the 30,595 sales recorded in 2010, and a 9.2-per-cent decrease from the 35,669 residential sales in 2009. Last year's home sale total was 6.3 per cent below the 10-year average for sales in the region.

The trend toward slower price growth is expected to continue in 2012 as more listings temper demand.

We're expecting much less price growth this year compared to 2011," Robyn Adamache, senior market analyst, Metro Vancouver, Canada Mortgage and Housing Corp., said in an interview.

We're calling for about a two-to three-per-cent increase in price growth in 2012, close to the rate of inflation.”

In the view of our management the relative strength of the market in Richmond, British Columbia, justifies our participation in the Moffatt Road Project.

(b)	COMPETITION

We will face competition from other developers that are looking to implement or are already implementing a business plan similar to ours. Further, we may be at a disadvantage to our competition that has greater cash resources than we do. Since 2008 it has become difficult to obtain loans to finance land development in the USA and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or may realize a greater profit as they will be able to negotiate better purchasing terms.

Our president and CEO Patrick Li, has experience in real estate development in British Columbia. We hope to leverage the strong market in British Columbia to earn profits which will allow opportunistic acquisition of development property in the United States. We think this will distinguish us from our competition. Further, we believe that our business plan, which allows us to look for several different types of properties, provides us with greater opportunities than many other real estate development companies.

38.	DEVELOPMENT EXPENDITURES

Excluding organizational and legal expenses, we have not incurred any cash expenditures on development since our inception. We have traded shares of our Class B common stock for an option to participate in the Moffatt Road Project.

(a)	BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

(b)	REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

Since inception we have not reorganized our company or sold assets.

39.	COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any real property  in any jurisdiction in which we conduct activities.

40.	PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

41.	NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

While we are currently not required to apply for or have any government approval for our product or services as we pursue our business plan we will be.

In every region where we operate we will need to comply with the local building codes and zoning requirements on projects we develop. We may also be subject to environmental and other regulations.

42.	FACILITIES

We currently do not own any physical property or own any real or intangible property.  Our current business address is 3282 West 34th Avenue Vancouver, British Columbia, Canada V6N 2K4. Our telephone number is (604) 537-7721. Patrick Li is also the managing director of Prosper Enterprises, Ltd.

Patrick Li, our President, Chief Operating Officer and acting Board Chairman, works on Company business from a home office located in Vancouver, British Columbia, Canada.

Charles Lee is a a director and our Corporate Secretary

Management believes the current arrangement is sufficient for its needs at this time. The Company intends to lease its own offices at such time as it has sufficient financing to do so.

43.	TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

44.	DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, Patrick Li, and Charles Lee who do not qualify as independent directors  in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  Since at this point in our development we have only two directors, it is inevitable that our directors may have and in fact do have relationships that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director,  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

45.	SIGNIFICANT EMPLOYEES

We have no employees.  Our Chairman, President and Chief Executive Officer, Treasurer, Patrick Li, is an independent contractor to us and currently devotes approximately five hours per week to company matters.  Our Corporate Secretary Charles Lee has no contract at this time. He currently devotes 3-5 hours a week to company matters. If we are successful in funding for operations pursuant to our business plan, Mr. Li and Mr. Lee intend to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Neither Mr. Li nor Mr. Lee have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited either from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Li has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

Mr. Lee has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms length third parties. Currently, we have no formal consulting agreements in place.

46.	LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

47.	INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Modern International Ventures, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

48.	EXPERTS

Charles Rendina Esq. of Rendina Law Firm, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MaloneBailey LLP, has presented its report with respect to our audited financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Modern International Ventures, Inc.
(A Development Stage Company)
Vancouver, British Columbia, Canada

We have audited the accompanying balance sheets of Modern International Ventures, Inc. (a development stage company) (the “Company”) as of December 31, 2011 and 2010 and the related statements of expenses, shareholders’ deficit, and cash flows for the periods then ended and for the period from April 5, 2010 (inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010 and the results of operations and its cash flows for the periods then ended and the period from April 5, 2010 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered reoccurring losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

August 20, 2012

Modern International Ventures, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2012 $ (Unaudited)	December 31, 2011 $ (Audited)	December 31, 2010 $ (Audited)
ASSETS

Total Assets	–	–	–

LIABILITIES AND STOCKHOLDERS’ DEFICIT.

LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities	–	615	5,379
Due to related party	25,033	21,190	2,637
Line of credit – related party	35,000	35,000	35,000
Total Current Liabilities	60,033	56,805	43,016
Total Liabilities	60,033	56,805	43,016
Commitment

STOCKHOLDERS’ DEFICIT

Class A preferred stock par value $0.001, 10,000,000 shares authorized, zero shares issued and outstanding at December 31, 2010 and 2011 and March 31, 2012.	–	–	–
Class B preferred stock par value $0.001, 10,000,000 shares authorized, zero shares issued and outstanding at December 31, 2010 and 2011 and March 31, 2012.	–	–	–
Class A common stock par value $0.001, 60,000,000 shares authorized, zero shares issued and outstanding at December 31, 2010 and 2011 and March 31, 2012.	–	–	–
Class B Convertible Common stock $.001 par value, 20,000,000 shares authorized, 1,000,000 shares issued and outstanding at December 31, 2010; 13,500,000 shares issued and outstanding at December 31, 2011 and March 31, 2012	13,500	13,500	1,000
Additional Paid-in Capital	(12,500)	(12,500)	-
Deficit accumulated during the exploration stage	(61,033)	(57,805)	(44,016)

Total Stockholders’ Deficit	(60,033)	(56,805)	(43,016)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT.	–	–	–

The accompanying notes are an integral part of these financial statements

Modern International Ventures, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2012 $ (Unaudited)	Three Months Ended March 31, 2011 $ (Unaudited)	Year Ended December 31, 2011 $ (Audited)	April 5, 2010 (Inception) to December 31, 2010 $ (Audited)	April 5, 2010 (Inception) to March 31, 2012 $ (Unaudited)

EXPENSES

General and administrative	2,178	–	9,589	41,379	53,146

Total Expenses	2,178	–	9,589	41,379	53,146

OTHER EXPENSE
Interest expense	1,050	1,050	4,200	2,637	7,887

Total Other Expense	1,050	1,050	4,200	2,637	61,033

NET LOSS	(3,228)	(1,050)	(13,789)	(44,016)	(61,033)

NET LOSS PER SHARE: BASIC AND DILUTED	(0.00)	(0.00)	(0.00)	(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	13,500,000	1,000,000	7,301,370	907,407

The accompanying notes are an integral part of these financial statements

Modern International Ventures, Inc.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT
Period from April 5, 2010 (Inception) through March 31, 2012

	Common stock			Accumulated deficit during the
	Class B Shares	Amount $	Additional paid-in capital	exploration stage $	Total $
Issuance of Class B Convertible common stock for management fees	1,000,000	1,000	–	–	1,000
Net loss	–	–	–	(44,016)	(44,016)
Balance, December 31, 2010	1,000,000	1,000	–	(44,016)	(43,016)
Issuance of Class B Convertible common stock for real estate option	12,500,000	12,500	(12,500)	–	–
Net loss	–	–	–	(13,789)	(13,789)
Balance, December 31, 2011	13,500,000	13,500	(12,500)	(57,805)	(56,805)
Net loss (Unaudited)	–	–	–	(3,228)	(3,228)
Balance, March 31, 2012 (Unaudited)	13,500,000	13,500	(12,500)	(61,033)	(60,033)

The accompanying notes are an integral part of these financial statements

Modern International Ventures, Inc.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2012 $ (Unaudited)	Three Months Ended March 31, 2011 $ (Unaudited)	Year Ended December 31, 2011 $	April 5, 2010 (Inception) to December 31, 2010 $	April 5, 2010 (Inception) to March 31, 2012 $ (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	(3,228)	(1,050)	(13,789)	(44,016)	(61,033)

Shares issued for services	–	–	–	1,000	1,000
Accrued interest on line of credit	1,050	3,687	4,200	2,637	7,887

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	(615)	(5,379)	(4,764)	5,379	–
Due to related party	2,793	2,742	14,353	–	17,146

Net Cash Used in Operating Activities	–	–	–	(35,000)	(35,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Line of credit – related party	–	–	–	35,000	35,000
	–	–	–
Net Cash Provided by (Used in) Financing Activities	–	–	–	35,000	35,000

NET CHANGE IN CASH

CASH – BEGINNING	–	–	–	–	–
	–	–	–	–	–
CASH – ENDING	–	–	–	–	–
	–	–

Supplemental Cash Flow Information:

Cash paid for:
Interest	–	–	–	–	–
Income taxes	–	–	–	–	–

Non-cash transactions:
Stock issued for real estate option	–	–	–	–	–

The accompanying notes are an integral part of these financial statements

Modern International Ventures, Inc.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Nature of Business

Modern International Ventures, Inc. ("the Company") was incorporated in Nevada on April 5, 2010 to engage in real estate development.

Going concern

These financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not started income generating operations. Losses are anticipated in the development of its business and there can be no assurance that the Company will be able to achieve or maintain profitability.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.

The continuing operations of the Company and the recoverability of the carrying value of assets is dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

Development Stage Company

The Company complies with Financial Accounting Standards Board Accounting Standards Codification (ASC) for its characterization of the Company as development stage.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, ‘‘Foreign Currency Matters’’, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company’s current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results may differ from those estimates.

Basic Loss per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825-10-50 include cash, accounts payable, due to related party and line of credit. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010 and 2011 and at March 31, 2012.

The Company does not have any assets or liabilities measured at fair market value on a recurring basis at December 31, 2010 and 2011 and at March 31, 2012. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2010 and 2011 and at March 31, 2012.

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Fair value of financial instruments

The Financial Accounting Standards Board issued Accounting Standards Codification 820, “Fair Value Measurements and Disclosures”, the Company is permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. We elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC, we implemented guidelines relating to the disclosure of our methodology for periodic measurement of our assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

These tiers include:

-	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
-
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

-
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

The Company’s Level 1 assets primarily include cash and cash equivalents. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amounts of accounts payable, amounts due to related parties, and line of credit approximate their fair values due to the immediate or short-term maturities of these financial instruments. The Company has no level 2 or 3 assets or liabilities.

Income Taxes

The Company accounts for income taxes under FASB ASC 740 “INCOME TAXES.”  Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not the Company will not realize tax assets through future operations.

Newly Adopted Accounting Pronouncements

Management does not expect the future adoption of any recently issued accounting pronouncement to have a significant impact on its financial position, results of operations, or cash flows.

NOTE 3 – REAL ESTATE OPTION

On June 30, 2011, the Company issued 12,500,000 Class B common shares as consideration for an option with Prosper Enterprises Ltd. (“Prosper”), a privately held company incorporated in British Columbia, Canada. The CEO and a director of the Company is also a director and one of the owners of Prosper. Since this is a related party transaction, the 12,500,000 shares issued to Prosper were valued at Prosper’s cost base of zero.

The option grants the Company the following rights:

-	Acquire up to a 40% interest in Prosper’s Moffatt Road Real Estate Project with a minimum participation amount of $180,000 up until February 27, 2013; and
-	First right of refusal to participate in Prosper’s future projects up until June 30, 2016.

As at March 31, 2012 and the date of this report the option is in good standing and no participation amount has been paid to Prosper.

NOTE 4 – DUE TO RELATED PARTY

As at December 31, 2010, December 31, 2011 and March 31, 2012 the Company had balances of $2,639, $21,190 and $25,033 respectively owed to a director of the Company for expenses this director paid on behalf of the Company. The amounts owed are unsecured, non-interest bearing, and due upon demand.

NOTE 5 – LINE OF CREDIT – RELATED PARTY

On April 14, 2010, the Company entered into a Line of Credit with a Company director and officer, who agreed to advance up to $65,000 at an annual interest rate of 12%.

During the period from April 5, 2010 to December 31, 2010, this director and officer advanced $35,000 to the Company pursuant to the Line of Credit. As of December 31, 2010 and 2011 and March 31, 2012 the Company had a Line of Credit of $35,000 owed to this director and officer and recorded accrued interest of $2,637, $6,837 and $7,887 respectively, which are included in the amounts due to related party.

The advance is unsecured and due upon demand.

NOTE 6 – COMMON STOCK

The authorized stock of the Company consists the following:

-	Class “A” Common Stock, 60,000,000 shares with a par value of $.001;
-	Class “B” Convertible Common Stock, 20,000,000 shares with a par value of $.001;
-	Class “A” Preferred Stock, 10,000,000 shares with a par value of $.001; and
-	Class “B” Preferred Stock, 10,000,000 shares with a par value of $.001.

Class “A” Common Stocks and Class “B” Common Stocks share the same rights to dividends and in the event of stock splits and liquidation. Class “A” Common Stocks are entitled to one vote for each share; while Class “B” Common Stocks are entitled to ten votes for each share and shall be convertible into one fully paid Class “A” Common Stock at the option of the holder.

As at March 31, 2012 and the date of this report, no rights or restrictions have been assigned to the Preferred Stocks.

On April 30, 2010 the Company issued 1,000,000 shares of Class B common stock to an officer as management fees for two years. The shares are valued at $1,000.

On June 30, 2011 the Company issued 12,500,000 shares of Class B common stock to Prosper as consideration for obtaining the real estate option (see Note 3).

As at March 31, 2012 and the date of this report, the Company had 13,500,000 shares of Class B common stock issued and outstanding.

NOTE 7 – INCOME TAXES

The Company follows Statement of ASC 740 "Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 35% of significant items comprising the Company’s net deferred tax amount is as follows:

	December 31,	December 31,
	2011	2010
Deferred tax asset attributable to:
Net operating loss carryover	$19,882	$15,056
Less, valuation allowance	(19,882)	(15,056)
Net deferred tax asset	$-	$-

At December 31, 2011, the Company had an unused net operating loss carryover approximating $56,805 that is available to offset future taxable income, which expires beginning in 2030.

NOTE 7 – SUBSEQUENT EVENT

During May 2012, a director and officer of the Company advanced $20,000 to the Company pursuant to the Line of Credit (see Note 5).

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

Registration Fees	Security and Exchange Commission Registration Fee		$68.76
Federal Taxes
State Taxes
Transfer Agents
Printing and Engraving
Legal
Accounting
Insurance
$

Title of Class	Name and Address of Beneficial Owner	Date	Amount and Nature of Beneficial Ownership	Exemption	Price per share

Class B* Common Stock	Patrick Li	Apr 2010	1,000,000 shares of common stock (direct)	Reg D	.001

Class B	Prosper Enterprises Ltd**	June 2011	12,500,000 shares of stock	Reg S	.001

Class A Common Stock

Sales to Special Parties

None

Recent Sales of Unregistered Securities

Indemnification of Directors and Officers

Our Corporate Charter provides:

C.
that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law as it may allow from time to time.

D.	The Corporation shall indemnify the officers and directors of the corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our directors officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Treatment of Proceeds from Stock Being Registered

All proceeds of stock being registered will be accredited to the go to the Capital Share account. However, we reserve the right to repay all or a portion of the promissory note owed to Patrick Li,  if demand is made by Mr. Li from the proceeds of the offering.

Financial statements and exhibits

List all financial statements filed: 2010, 2011 and 1st quarter 2012

Exhibits

(3)(i)	Articles of Incorporation
(ii)	By-laws
(4)	Promissory Note
(5)	Opinion as to Legality
(7)	Correspondence from independent accountant regarding completed review
(10)	Option Agreement with Prosper Enterprises LTD
(23)	Consents of experts and counsel

Undertakings

Undertakings

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I.   To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser:

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Bellingham, State of Washington, on August 20, 2012.

Modern International Ventures. Inc.

By:	/s/ Shao Long Li
Shao Long Li / President /CEO